Future Acres, Inc. (the “Company”) has prepared this Form 1-A/A solely for the purpose of filing Exhibit 4.1.

PART III

Exhibits

1.1	Placement Agreement with SI Securities, LLC*

2.1	Amended and Restated Certificate of Incorporation*

2.2	Bylaws*

3.1	Stock Option Agreement with Suma Reddy*

4.1	Form of Subscription Agreement

6.1	Convertible Promissory Note with Philosophie Group, Inc.*

6.2	Loan with Wavemaker Partners V, October 2018, $125,000*

6.3	Promissory Note with Future VC, February 2019, $95,000*

6.4	Promissory Note with Future VC, May 2019, $129,859.87*

6.5	Promissory Note with Future VC, August 2019, $82,245.03*

6.6	Promissory Note with Future VC, August 2019, $2,000*

6.7	Promissory Note with Future VC, August 2019, $13,500*

8.1	Form of escrow agreement with The Bryn Mawr Trust Company*

11.1	Consent of Independent Auditor*

11.2	Consent of Wavemaker Labs*

12.1	Opinion of counsel as to the legality of the securities*

13.1	Testing the Water Materials*

* Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Monica, California, on, March 24, 2021.

Future Acres, Inc.

By	/s/ Suma Reddy
Suma Reddy, Chief Executive Officer
Future Acres, Inc.
Date: March 24, 2021

The following persons in the capacities and on the dates indicated have signed this Offering Statement.

By	/s/ Suma Reddy
Suma Reddy, Chief Executive Officer
Future Acres, Inc.
Date: March 24, 2021

By	/s/ James Jordan
James Jordan, Principal Financial Officer, Principal Accounting Officer, Director
Future Acres, Inc.
Date: March 24, 2021

By	/s/ Kevin Morris
Kevin Morris, Chief Financial Officer and Chief Accounting Officer
Future Acres, Inc.
Date: March 24, 2021